Exhibit 99.1

INVESTOR INQUIRIES

Bob Gujavarty

Hyliion Holdings

ir@hyliion.com

MEDIA RELATIONS

Mustafa Riffat

mustafa.riffat@edelman.com

Jeremy Cohen

jeremy.cohen@edelman.com

Edelman

Hyliion Reports Third Quarter 2020 Financial Results

AUSTIN, Texas (Nov. 12, 2020)—Hyliion Holdings Corp. (NYSE: HYLN) (“Hyliion Holdings”), a leader in electrified powertrain solutions for Class 8 commercial vehicles, today reported third quarter financial results for fiscal year 2020 for Hyliion Inc. (“Hyliion”).

Key Business Highlights

•	Completed strategic combination between Hyliion Inc. and Tortoise Acquisition Corp. on October 1, 2020, yielding approximately $520 million in net proceeds to fund Hyliion’s growth plans and long-term objectives
•	Installed eight hybrid electric units in the third quarter of 2020 for four fleet-based customers
•	Signed agreement with FEV North America Inc. to accelerate commercialization of the Hypertruck ERX

Executive Commentary

“With ample resources from our strategic combination, Hyliion is well-capitalized and primed to disrupt the powertrain market. Our focus in 2020 and 2021 will be to position the company for long-term sustainable growth, capturing the material market opportunity from the electrification of class 8 vehicles. Along the way, our dynamic and proprietary solutions will help our commercial vehicle customers change the way they view performance, total cost of ownership, data, and sustainability,” commented Thomas Healy, Hyliion Holdings’ Chief Executive Officer.

“In the third quarter of 2020, we made progress toward commercialization of our Hybrid and Hypertruck ERX solutions for the Class 8 truck market, while also establishing key partnerships. We are experiencing strong interest for our solutions and are utilizing our resources to develop a scaled infrastructure that will be able to support demand from this $800 billion market. Overall, I am pleased with the progress we have made as we remain on track to meet our product milestones in 2021.” commented Thomas Healy, Hyliion Holdings’ Chief Executive Officer.

Business Impact of COVID-19

Hyliion continues to execute on its business objectives and drive growth across its platform, despite the effects of the COVID-19 pandemic on the world economy. Hyliion’s management team continues to work to advance its business objectives while maintaining the safety of its employees, suppliers, and customers. Hyliion has taken actions to mitigate issues caused by the pandemic and does not believe that those disruptions will materially impact or delay its long-term objectives.

3Q20 Conference Call

Hyliion Holdings will host a conference call and webcast for investors and other interested parties to review Hyliion’s third quarter 2020 financial results on Thursday, November 12, 2020 at 8:30 AM ET, which it will file with the Securities and Exchange Commission (the “SEC”) on Form 8-K/A. A live webcast of the call, as well as an archived replay, will be available online on the Investor Relations section of Hyliion’s website. Those wishing to participate can access the call using the links below:

Conference Call Online Registration: http://www.directeventreg.com/registration/event/5648525

Webcast: http://investors.hyliion.com/events-and-presentations

Third quarter financial results for fiscal year 2020 for Hyliion Holdings (f/k/a Tortoise Acquisition Corp.) on a standalone basis will also be filed with the SEC on Form 10-Q, and unaudited combined condensed pro formas for such period for Hyliion Holdings and Hyliion, will also be filed with the SEC under Form 8-K/A.

About Hyliion

A wholly owned subsidiary of Hyliion Holdings Corp. (NYSE: HYLN), Hyliion’s mission is to reduce the carbon intensity and greenhouse gas (GHG) emissions of commercial transportation Class 8 vehicles by being a leading provider of electrified powertrain solutions. Leveraging advanced software algorithms and data analytics capabilities, Hyliion offers fleets an easy, efficient system to decrease fuel and operating expenses while seamlessly integrating with their existing fleet operations. Headquartered in Austin, Texas, it designs, develops and sells electrified powertrain solutions that are designed to be installed on most major Class 8 commercial vehicles, with the goal of transforming the commercial transportation industry’s environmental impact at scale. For more information, visit www.hyliion.com.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of federal securities laws with respect to Hyliion Holdings and Hyliion. These forward-looking statements generally are identified by words such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Such forward-looking statements include statements about Hyliion’s ability to disrupt the powertrain market, Hyliion’s focus in 2020 and 2021, the effects of Hyliion’s dynamic and proprietary solutions on its commercial vehicle customers, accelerated commercialization of the Hypertruck ERX, the ability to meet 2021 product milestones, the impact of COVID-19 on long-term objectives, and the ability to reduce carbon intensity and GHG. Hyliion Holdings undertakes no obligation, and specifically declines any obligation, except as required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to the factors, risks and uncertainties regarding the Hyliion Holdings’ business described in the “Risk Factors” sections of the Hyliion Holdings’ filings with the SEC, and other factors, risks and uncertainties identified and addressed in the Hyliion Holdings’ filings with the SEC. Forward-looking statements reflect the reasonable understanding and belief of Hyliion Holdings as of the date they are made. Readers are cautioned not to put undue reliance on any forward-looking statement.

Hyliion Inc.

Condensed Statements of Operations

(Dollar amounts in thousands, except share and per share data)

(Unaudited)

	Nine Months Ended September 30,
	2020	2019
Operating expenses:
Research and development	$(8,134)	$(6,716)
Selling, general and administrative expenses	(3,705)	(1,977)
Loss from operations	(11,839)	(8,693)

Other income (expense):
Interest expense	(5,458)	(2,176)
Change in fair value of convertible notes payable derivative liabilities	(1,358)	823
Other income	(12)	20
Total other expense	(6,828)	(1,333)
Net loss	$(18,667)	$(10,026)
Cumulative dividends on convertible preferred stock	(1,337)	(1,261)
Net loss attributable to common stockholders	$(20,004)	$(11,287)
Net loss per share, basic and diluted	$(0.76)	$(0.45)
Weighed-average shares outstanding, basic and diluted	26,269,060	25,293,066

Hyliion Inc.

Condensed Balance Sheets

(Dollar amounts in thousands, except share and per share data)
(Unaudited)

	September 30, 2020	December 31, 2019
Assets:
Current assets:
Cash and cash equivalents	$7,565	$6,285
Accounts receivable, net	15	145
Prepaid expenses and other current assets	1,085	414
Total current assets	8,665	6,844

Property and equipment, net	1,126	1,635
Operating lease right-of-use assets	4,254	4,976
Intangible assets, net	356	429
Deferred transaction costs	4,306	-
Other assets	209	212
Total assets	$18,916	$14,096

Liabilities, redeemable, convertible preferred stock and stockholders’ deficit

Current liabilities:
Accounts payable	$4,499	$1,156
Convertible notes payable derivative liabilities	4,745	3,029
Current portion of operating lease liabilities	751	953
Current portion of debt	28,477	6,720
Accrued expenses and other current liabilities	891	500
Total current liabilities	39,363	12,358
Operating lease liabilities, net of current portion	4,253	4,803
Convertible notes payable derivative liabilities, net of current portion	7,620	5,322
Debt, net of current portion	4,132	9,682
Total liabilities	55,368	32,165

Series A-1 redeemable, convertible preferred stock; $0.001 par value; 24,591,554 shares authorized; 22,895,580 shares issued and outstanding at September 30, 2020 and December 31, 2019 (liquidation preference of $23,812)	20,250	20,250
8,793,755 shares authorized; 8,197,359 shares issued and outstanding at September 30, 2020 and December 31, 2019 (liquidation preference of $4,304)	3,536	3,536
2,545,155 shares authorized; 2,328,545 shares issued and outstanding at September 30, 2020 and December 31, 2019 (liquidation preference of $2,400)	2,001	2,001

Total redeemable, convertible preferred stock	25,787	25,787

Commitments and contingencies (Note 8)

Stockholders’ deficit
Common stock, $0.001 par value; 69,817,317 shares authorized; 26,882,169 and 26,118,953 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	27	26
Additional paid-in capital	5,367	5,084
Accumulated deficit	(67,633)	(48,966)

Total stockholders’ deficit	(62,239)	(43,856)

Total liabilities, redeemable, convertible preferred stock, and stockholders’ deficit	$18,916	$14,096

Hyliion Inc.

Condensed Statements of Cash Flows

(Dollar amounts in thousands, except share and per share data)

(Unaudited)

	Nine Months Ended September 30,
	2020	2019
Operating activities:
Net loss	$(18,667)	$(10,026)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	665	786
Noncash lease expense	722	947
Paid-in-kind interest on convertible notes payable	1,081	428
Amortization of debt discount	4,237	1,696
Share-based compensation	165	91
Change in fair value of convertible notes payable derivative liabilities	1,358	(823)
Change in fair value of contingent consideration liability	-	(20)
Change in operating assets and liabilities:
Accounts receivable	130	41
Prepaid expenses and other current assets	(671)	67
Other assets	3	106
Accounts payable	353	(927)
Accrued expenses and other current liabilities	391	(246)
Operating lease liabilities	(752)	(458)
Net cash used in operating activities	(10,985)	(8,338)
Investing activities:
Purchases of property and equipment	(105)	(215)
Proceeds from sale of property and equipment	22	-
Net cash used in investing activities	(83)	(215)
Financing activities:
Proceeds from convertible notes payable issuance and derivative liability	3,200	13,603
Proceeds from Term Loan	10,100	-
Proceeds from Paycheck Protection Program loan	908	-
Proceeds from exercise of common stock options	119	9
Payments for deferred transaction costs	(1,316)	-
Payments for deferred financing costs	(468)	-
Repayments on finance lease obligations	(195)	(147)
Net cash provided by financing activities	12,348	13,465
Net (decrease) increase in cash and cash equivalents:	1,280	4,912
Cash and cash equivalents, beginning of period	6,285	1,097
Cash and cash equivalents, end of period	$7,565	$6,009